UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 18, 2008
PINNACLE FINANCIAL PARTNERS, INC.
(Exact name of registrant as specified in charter)

Tennessee	000-31225	62-1812853

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

211 Commerce Street, Suite 300, Nashville, Tennessee		37201

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (615) 744-3700
N/A
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e)
     2008 Cash Incentive Plan. On January 18, 2008, the Human Resources and Compensation Committee (the “Committee”) approved the Pinnacle Financial Partners, Inc. 2008 Annual Cash Incentive Plan (the “Plan”). Pursuant to the Plan, all employees of Pinnacle Financial Partners, Inc. (the “Company”) compensated via a predetermined salary or hourly wage, including the Company’s executive officers, are eligible to receive cash bonuses based upon the Company’s attainment of certain financial goals including a limitation on the maximum level of criticized and classified assets and the achievement of a certain level of earnings at and for the year ending December 31, 2008. Each employee who is eligible for an award is given a target of 10% to 100% of their base pay at the beginning of the year. The employee will be eligible to receive the award if the Company meets its financial goals and the employee meets expectations with respect to his or her individual performance. In the event that the minimum financial goals are not met, the amounts ultimately payable to a participating employee may be as low as 0% of their target award. Conversely, a participating employee may receive up to 130% of his or her targeted award if the Company’s earnings exceed certain increased earnings targets. In addition, the Company’s Chief Executive Officer may, at his discretion, award up to an additional 10% of a participant’s base salary based on extraordinary individual performance or, in certain circumstances, reduce a participant’s award by up to 50% of the award. Discretionary awards to the Company’s executive officers, and discretionary awards outside of the Chief Executive Officer’s discretionary authority, must be pre-approved by the Committee. Employees who join the Company during the term of the Plan will generally be assigned a pro rata target award based on the number of days that the employee was employed during the calendar year.
     For 2008, the base targeted award percentage for the Company’s executive officers that were identified as the Company’s named executive officers in the proxy statement filed with the Securities and Exchange Commission for the Company’s 2007 annual meeting of shareholders (the “named executive officers”) are as follows:

Employee	Title	Targeted Award as Percentage of Base Salary
M. Terry Turner	Chief Executive Officer	100%
Robert A. McCabe, Jr.	Chairman	100%
Hugh M. Queener	Chief Administrative Officer	85%
Harold R. Carpenter	Chief Financial Officer	70%
Charles B. McMahan	Senior Credit Officer	70%
     A copy of the Plan is filed herewith as Exhibit 10.1 and incorporated herein by reference.
     2007 Cash Incentive Plan. On January 18, 2008, the Committee approved the payment of cash incentive awards under the Company’s 2007 Cash Incentive Plan at a percentage that was generally higher than that otherwise payable under the terms of the plan, except for the above-named executive officers. In accordance with their request, the above-named executive officers did not receive any cash incentive payments under the 2007 Cash Incentive Plan.

     Equity Incentives. On January 18, 2008, the Committee approved the award of certain equity-based incentives under the Company’s 2004 Equity Incentive Plan (the “2004 Plan”). The Committee approved the award of non-qualified stock options and restricted shares to each of the named executive officers as follows:

		Restricted Shares with	Restricted Shares with
		Earnings and	Time-Based and
		Soundness Vesting	Earnings Vesting
	Non-Qualified	Requirements	Requirements
Employee	Stock Options	(the “A Awards”)	(the “B Awards”)
M. Terry Turner	31,171	5,114	5,114
Robert A. McCabe, Jr.	29,612	4,858	4,858
Hugh M. Queener	21,253	3,487	3,487
Harold R. Carpenter	17,711	2,906	2,906
Charles B. McMahan	8,501	1,395	1,395
     The non-qualified options awarded to the named executive officers vest in pro rata increments over five years and were awarded at an exercise price equal to $21.51, the closing price of the Company’s common stock on the Nasdaq Global Select Market on January 18, 2008. The options were awarded pursuant to the terms of a non-qualified stock option award agreement, the form of which has been previously filed by the Company with the Securities and Exchange Commission.
     The restricted shares granted to the named executive officers pursuant to the A Awards contain forfeiture restrictions that lapse in pro rata increments over three years if certain earnings and soundness targets are met. These shares were awarded pursuant to the terms of a restricted stock award agreement, the form of which has been previously filed with the Securities and Exchange Commission.
     The forfeiture restrictions on the restricted shares awarded to the named executive officers pursuant to the B Awards lapse on a pro rata basis at the rate of 10% annually, or in the case of Messrs. McCabe and McMahan, at a pro rata percentage until the vesting date immediately prior to the date the executive attains the age of 65, in each case, so long as the Company has net earnings for the preceding year. If the Company has a net loss in the preceding year, the forfeiture restrictions on the award will not lapse in the following year and the award for that following year will be forfeited. In the event that the named executive officer’s employment by the Company terminates for any reason, other than death or disability, all shares of restricted stock awarded in the B Award for which the forfeiture restrictions have not lapsed prior to the date of termination shall be immediately forfeited. In the event that the named executive officer’s employment terminates by reason of death or disability all of the restricted shares awarded in the B Award shall be deemed vested and the restrictions under the 2004 Plan and the award agreement with respect to those restricted shares, including any restrictions on transfer, shall automatically expire. The restricted shares awarded pursuant to the B Award will vest immediately upon a change in control (as defined in the 2004 Plan). The named executive officers will have the right to vote the restricted shares awarded pursuant to the B Award and to receive dividends paid by the Company on shares of its common stock during the forfeiture period.
     The form of restricted share award agreement for the restricted shares awarded pursuant to the B Award is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
     (d) Exhibits
10.1	Pinnacle Financial Partners, Inc. 2008 Cash Incentive Plan

10.2	Form of Restricted Stock Award Agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE FINANCIAL PARTNERS, INC.

	By: Name:	/s/ Harold R. Carpenter Harold R. Carpenter
	Title:	Executive Vice President and Chief Financial Officer

Date: January 25, 2008

EXHIBIT INDEX

Exhibit No.	Description

10.1	Pinnacle Financial Partners, Inc. 2008 Cash Incentive Plan

10.2	Form of Restricted Stock Award Agreement